Exhibit 3b

                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMPAL-AMERICAN ISRAEL CORPORATION

               The undersigned, Michael Jaffe and Lawrence Lefkowitz, pursuant to section 105 of the Business Corporation Law, do hereby certify:

               1. The name of the corporation is Ampal-American Israel

Corporation (the "Corporation").

               2. The undersigned are respectively the President and Secretary of the Corporation.

               3. The certificate to be corrected, namely the certificate of amendment (the "Certificate of Amendment") to the certificate of incorporation of the Corporation (the "Certificate of Incorporation") was filed on October 5,

1979.

               4. The Certificate of Amendment is erroneous in that the third paragraph of Section A of Article FOURTH of the Certificate of Incorporation, as

amended thereby, which reads as follows:

               "There shall be no preference in dividends as to either Common

               Stock or Class "A" stock, and in the event of the declaration of payment of dividends on either Common Stock or Class "A" Stock,

               the same dividends per share shall be paid on both Common Stock and Class "A" Stock."

is inconsistent on its face with the second paragraph of said Section A and was erroneously included in the Certificate of Amendment.

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               5. This certificate is filed to correct such error by deleting from the Certificate of Amendment said third paragraph of Section A of Article

FOURTH of the Certificate of Incorporation.


               IN WITNESS WHEREOF, we have signed and verified this certificate on the 27th day of December, 1982 and we affirm the statements contained herein as true under penalties of perjury.



                                                   /s/ Michael Jaffe
                                                   -----------------------------
                                                   Michael Jaffe, President



                                                   /s/ Lawrence Lefkowitz
                                                   -----------------------------
                                                   Lawrence Lefkowitz, Secretary

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